Exhibit 1.1

5,500,000 Shares of Common Stock

($.01 par value)

TGC INDUSTRIES, INC.

UNDERWRITING AGREEMENT

New York, New York

                        , 2005

OPPENHEIMER & CO. INC.

     As Representative of the several

     Underwriters named in Schedule A hereto

125 Broad Street

New York, New York 10004

Ladies and Gentlemen:

TGC Industries, Inc., a Texas corporation (the “Company”), confirms its agreement with Oppenheimer & Co. Inc. (“Oppenheimer”) and each of the underwriters named in Schedule A hereto (collectively, the “Underwriters,” or, each, an “Underwriter”), for whom Oppenheimer is acting as the representative (the “Representative”), with respect to the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 5,500,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”).  Such shares of Common Stock are hereinafter referred to as the “Firm Shares.”  Upon the request of the Underwriters, as provided in Section 3(c) hereof, the Company and certain shareholders of the Company named on Schedule B (the “Selling Shareholders”) shall also sell to the Underwriters, acting severally and not jointly, up to 825,000 additional shares of Common Stock for the purpose of covering over-allotments, if any (the “Option Shares”).  The Firm Shares and the Option Shares are hereinafter referred to as the “Securities.”  The Securities are more fully described in the Registration Statement and the Prospectus referred to below.

1.             Representations and Warranties of the Company.

(a)           The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof, as of the Closing Date referred to in Section 3(b) hereof, and as of each Option Closing Date (if any) referred to in Section 3(a) hereof, as follows:

(i)                 The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form SB-2 (File No. 333- 128018), including any related preliminary prospectus or prospectuses, for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the 1933 Act and the 1933 Act Regulations.  The Company will next file with the Commission either (1) prior to the effective date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the effective date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b).  In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date (as defined in (iii) below), all information (other than Rule 430A information) required by the 1933 Act and the 1933 Act Regulations to be included in such registration statement and the Prospectus.  The Company will furnish a copy of any amendment to such registration statement, or any registration statement filed pursuant to Rule 462(b) under the 1933 Act (a “462(b) Registration Statement”), to the Representative at least two business days before filing such registration statement amendment, and will not file any other amendment thereto or any Rule 462(b) Registration Statement to which the Representative shall have objected in writing.  Each prospectus used before such registration statement became effective is herein called a “Preliminary Prospectus.”  Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A or 462(b) under the 1933 Act), is hereinafter called the “Registration Statement,” and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(ii)                The Company meets the requirements for use of Form SB-2.  Neither the Commission nor any state regulatory authority has issued any order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto, and no proceedings for a stop order suspending the effectiveness of the Registration Statement have been instituted or are pending or to the Company’s knowledge, threatened.

(iii)               At the respective times the Registration Statement became, any Rule 462(b) Registration Statement and any post-effective amendments thereto become effective (the “Effective Date”) and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the respective times the Prospectus or any such amendment or supplement was issued or will be issued and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

Each Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied or will comply when so filed in all material respects with the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and the 1933 Act Regulations.

(iv)               Each of the Company and its Subsidiaries (as hereinafter defined) (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) other than as disclosed in the Registration Statement, owns no interest in any corporation, partnership, trust, joint venture or other business entity, (iii) is duly qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification, except for such failure to be so qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on the shareholders equity in, or the condition (financial or otherwise), earnings, business prospects or properties of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”), (iv) has all requisite corporate power and authority, and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Prospectus, except for the failure to obtain such authorizations, approvals, orders, licenses, certificates and permits that would not, in the aggregate, have a Material Adverse Effect and (v) is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, permits and all federal, state and local laws, rules and regulations, and has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate or permit which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, have a Material Adverse Effect.  The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on each of the Company’s and the Subsidiaries’ business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading.

(v)                The Company has a duly authorized equity capitalization as set forth in the Prospectus under “Capitalization” and will have the adjusted duly authorized equity capitalization set forth therein on the Closing Date, based upon the assumptions set forth therein.  Neither the Company nor any of its Subsidiaries is a party to, or bound by, any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Registration Statement and Prospectus.  The Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus.  All issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of any preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  The Securities (i) are not and will not be issued in violation of any preemptive or other similar rights of any shareholder, (ii) have been duly authorized for listing, subject to official notice of issuance on the American Stock Exchange, and (iii) when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.  The holders of the Securities will not be subject to any liability solely by reason of being such holders.  All corporate action required to be taken by the Company or any of it Subsidiaries for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form according to the corporate law of Texas.  Upon the issuance and delivery, pursuant to the terms hereof, of the Securities to be sold by the Company hereunder, and payment therefor, the Underwriters will acquire good and marketable title to such Securities, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever except for any such lien, charge, claim, encumbrance, pledge, security interest, defect, other restriction or equity created by the Underwriters or imposed upon the assets of the Underwriters.

(vi)               The subsidiaries of the Company listed on Schedule C hereto (each, a “Subsidiary”, and together, the “Subsidiaries”) are the only subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (“Regulation S-X”).  All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, are owned by the Company free and clear of any security interest, claim, lien or encumbrance.

(vii)              The financial statements, including the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus, fairly present in all material respects the financial position, income, changes in cash flow, changes in shareholders’ equity, and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States, consistently applied throughout the periods involved.  The outstanding debt, the property, both tangible and intangible, and the business of the Company and each of its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The other financial information set forth in the Prospectus fairly present in all material respects, on the basis stated in the Prospectus, the information set forth therein, and have been derived from, or compiled on, a basis consistent with that of the audited financial statements included in the Prospectus.  No other financial statements are required to be included in the Registration Statement or Prospectus.

(viii)             Each of the Company and its Subsidiaries has filed all federal, state and local tax returns that are required to be filed or has requested extensions thereof, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is (i) currently being contested in good faith, whether or not arising from transactions in the ordinary course of business, (ii) set forth in the

Prospectus or (iii) would not individually or in the aggregate, have a Material Adverse Effect.

(ix)               The Company and its Subsidiaries possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not singly or in the aggregate have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate have a Material Adverse Effect; and none of the Company’s nor any of its Subsidiaries’ officers, directors, or crew managers have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

(x)                Neither the Company nor any of its Subsidiaries has been advised, and has no reason to believe, that it and each of its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xi)               The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for or for which a renewal was sought or applied for since January 1, 2000, except where the Company or such Subsidiary obtained similar coverage from similar insurers; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(xii)              There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding, domestic or foreign, pending or to the Company’s knowledge, threatened against (or, to the Company’s knowledge, circumstances that are reasonably likely give rise to the same), or involving the properties or business of the Company or any of its Subsidiaries which (i) questions the validity of its capital stock, this Agreement or any action taken or to be taken by the Company or its Subsidiaries pursuant to, or in connection with, this Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed or (iii) except for the matters described in the Prospectus might, individually or in the aggregate, have a Material Adverse Effect.

(xiii)             Except as described in the Prospectus, and except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or policy, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protected species, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or relating to any common law regarding Hazardous Materials against the Company or any of its Subsidiaries, (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws, (v) neither the Company nor either of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and

Liability Act of 1980, as amended, or any similar state statute, and (vi) to the Company’s knowledge and after due inquiry, there are no capital or operating expenditures required within the next twelve months under any Environmental Laws which would either individually or in the aggregate, result in a Material Adverse Effect.

(xiv)             The Company has the corporate power and authority to authorize, issue, deliver and sell the Securities being sold by it hereunder, enter into this Agreement and consummate the transactions provided for in this Agreement; and this Agreement has been duly and properly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

(xv)              None of the Company’s issuance or sale of the Securities or the execution or delivery of this Agreement by the Company, the Company’s performance hereunder or the conduct of the Company’s or its Subsidiaries’ business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, (A) results in or will result in any breach or violation of any of the terms or provisions of, (B) constitutes or will constitute a default under, or (C) results in or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever, upon any property or assets (tangible or intangible) of the Company or any of its Subsidiaries pursuant to the terms of any of the following: (i) the articles of incorporation or by-laws of the Company or its Subsidiaries, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note, indebtedness, loan, lease, deed of trust, credit agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or (iii) any statute, judgment, decree, order, rule or regulation, applicable to the Company or its Subsidiaries, of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, its Subsidiaries or any of their activities or properties, except in the case of clauses (ii) and (iii) for such breaches, violations, defaults, liens or other restrictions that do not or will not, individually or in the aggregate, have a Material Adverse Effect.

(xvi)             No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required in connection with the transactions contemplated herein or the performance of this Agreement, except such as have been or may be obtained under the 1933 Act, the Securities and Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated under these acts, or may be required under state securities or Blue Sky laws, the rules of the National Association of Securities Dealers, Inc. (“NASD”) or the American Stock Exchange in connection with the Underwriters’ purchase and distribution of the Securities, in the manner contemplated herein and in the Prospectus.

(xvii)            All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by it, and constitute the legal, valid and binding obligations of the Company or such Subsidiary, enforceable against it in accordance with their respective terms.  The descriptions in the Registration Statement and the Prospectus of agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto on Form SB-2.  There are no contracts or other documents which are required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not so been described and filed as required, and the exhibits which have been filed are in all material respects complete and correct copies of the documents of which they purport to be copies.

(xviii)           Neither the Company nor any of its Subsidiaries is in violation or default of (A) any provision of its articles of incorporation or by-laws or (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject except, in the case of clause (B), where such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.

(xix)              No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.  The Company is not aware that any key employee or significant group of employees of the Company or either of its Subsidiaries plans to terminate employment with such entity.

(xx)               No (i) nonexempt “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended,

including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), (ii) “accumulated funding deficiency” (as defined in Section 302 of ERISA) within the six (6)-year period immediately preceding the date of this Agreement, or (iii)  event set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan or program (“Plan”) that is maintained or contributed to by the Company or any entity that, within the six (6)-year period immediately preceding the date of this Agreement, is a member of the Company’s controlled group as defined in Code Section 414 or ERISA Section 4001 (“ERISA Affiliate”) and which could have a Material Adverse Effect; each Plan is maintained and is in compliance in all material respects with its terms and applicable law, including ERISA and the Code; neither the Company nor any ERISA Affiliate has incurred or could incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA in excess of $100,000; and each “pension plan” (as defined in ERISA) for which the Company could have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would adversely affect such qualified status.  Neither the Company nor any of its Subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)).  The Company and its ERISA Affiliates are in material compliance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.  There are no pending, or to the knowledge of the Company, threatened, claims (other than ordinary claims for benefits submitted by the participants and beneficiaries) for which the Company could have a material liability with respect to any Plan.  No Plan provides for severance or other benefits that will be vested or payable solely in connection with the transactions contemplated by this Agreement.

(xxi)              Neither the Company, its Subsidiaries nor, any of their respective directors or affiliates nor, to the knowledge of the Company, any of the Company’s or its Subsidiaries’ employees, shareholders, partners or their affiliates of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act and the rules and regulations promulgated thereunder, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

(xxii)           The Company and each of its Subsidiaries owns or has obtained licenses for the trade and service marks, trade and service mark registrations, trade names, copyrights, trade secrets, technology, know-how and other intellectual property referenced or described in the Prospectus as being owned by or licensed to it (collectively, the “Intellectual Property”).  To the knowledge of the Company, there are no rights of third parties to any such Intellectual Property; to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; there is no domestic or foreign, pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.  The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted.

(xxiii)          The Company and each of its Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Registration Statement and the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Registration Statement and the Prospectus and taxes, lessor’s interests and liens for taxes not yet due and payable. All of the leases and subleases material to the business of the Company or its Subsidiaries, are in full force and effect, and none of the Company’s, nor any of its Subsidiaries’ officers, directors or crew managers have received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv)           Each of Lane Gorman Trubitt, LLP and Grant Thornton LLP, which have certified certain financial statements of the Company and delivered their reports with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is (i) an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X, and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board, whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(xxv)            Except as described in the Prospectus under “Underwriting,” there are no claims, payments, issuances, arrangements or understandings, whether oral or written, of the Company for services in the nature of a finder’s or origination fee with respect to the sale of the Securities by it hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the Company’s knowledge, any of its officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation, as determined by the NASD.

(xxvi)           Neither the Company nor, to its knowledge, any of its officers, employees, agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company, any of its Subsidiaries, or any other such person, to any fine or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might have a Material Adverse Effect.

(xxvii)          The Company has established and will maintain disclosure controls and procedures (as such is defined in Rule 13a-15 under the Exchange Act), which (a) are designed to ensure that information relating to the Company is made known to the Company’s Principal Executive Officer and its Principal Financial Officer, or persons performing similar functions, by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (b) have been evaluated for effectiveness as of June 30, 2005 and (c) are effective in all material respects to perform the functions for which they were established.  Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (i) any deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxviii)        The Company and each of its Subsidiaries maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxix)           The minute books of the Company and each of its Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders (or analogous governing bodies and interest holders, as applicable) of the Company and each of its Subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately reflect in all material respects all transactions referred to in such minutes.

(xxx)            No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxi)           The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are currently applicable to the Company and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently applicable to the Company upon and at all times after the effectiveness of such provisions and when such provisions become applicable to the Company.

(xxxii)          The Company has taken all necessary actions to ensure that it is in compliance with all applicable corporate governance requirements of the American Stock Exchange that are currently applicable to the Company, except for such requirements that have been waived and disclosed in the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements of the American Stock Exchange not currently in effect upon and all times after the effectiveness of such requirements and when such provisions become applicable to the Company.

(xxxiii)         Except as set (i) forth in the Registration Statement and the Prospectus or (ii) as need not be described pursuant to Item 404 of Regulation S-B under the 1933 Act, no officer, director or, to the knowledge of the Company, any 5% shareholder of the Company, or any “affiliate” or “associate” (as these terms are defined in Rule 405 under the 1933 Act) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of its Subsidiaries, or (B) purchases from or sells or furnishes to the Company or any of its Subsidiaries any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it may be bound or affected.  Except as set forth in the Prospectus, there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or any of its Subsidiaries or any officer, director, or of the Company or any of its Subsidiaries, or any partner, affiliate or associate of any of the foregoing persons or entities.

(xxxiv)        There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Registration Statement and the Prospectus.

(xxxv)         There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the 1933 Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.

(xxxvi)          Except as described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the 1933 Act, other than those holders who have waived such rights.  Except as described in the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Securities.

(xxxvii)       Neither the Company nor any of its Subsidiaries is, nor upon consummation of the transactions contemplated hereby will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940 (the “Investment Company Act”), and the rules and regulations of the Commission promulgated thereunder.

(xxxviii)      No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Prospectus.

(xxxix)         There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or the sale by the Company of the Securities.

(b)           Any certificate signed by any officer of the Company, and delivered to the Underwriters or to Porter & Hedges, L.L.P. (“Underwriters’ Counsel”), shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.  The Company acknowledges that the Underwriters, and, for purposes of the opinion to be delivered pursuant to Section 8(d) hereof, Underwriters’ Counsel will rely on the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

2.             Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder severally represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof, and as of each Option Closing Date (if any) referred to in Section 3(d) hereof, as follows:

(a)           This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms.

(b)           Each of the (i) Custody Agreement signed by such Selling Shareholder and [                           ], as custodian (the “Custodian”), relating to the deposit of the Option Shares which may be sold by such Selling Shareholder (the “Custody Agreement”) and (ii) Power of Attorney appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms.

(c)           Such Selling Shareholder has, and on each applicable Option Closing Date will have, good and valid title to all of the Option Shares which may be sold by such Selling Shareholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Option Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(d)           Upon delivery of the Option Shares which are sold by such Selling Shareholder pursuant to this Agreement, and payment therefor pursuant hereto, good and marketable title to such Option Shares will pass, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(e)           The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a default under, or require the consent of any other party to, any agreement or instrument to which such Selling Shareholder is a party or by which he or she is bound or under which he or she is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder, except for such controversies, conflicts, breaches, defaults or failure to obtain consents that will not individually or in the aggregate have a material adverse effect on such Selling Shareholder.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(f)            Such Selling Shareholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale under the Registration

Statement or included in the offering contemplated by this Agreement except for such rights have been waived as described in the Registration Statement and the Prospectus, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company or the other Selling Shareholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Shareholder has waived prior to the date hereof or as have been described in the Registration Statement and the Prospectus, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those disclosed in the Registration Statement and the Prospectus.

(g)           Except for such consents, approvals and waivers which have been obtained by such Selling Shareholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which he or she is bound or under which he or she is entitled to any right or benefit, in connection with the offering sale or purchase by the Underwriters of any of the Option Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

(h)           All information furnished by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement and the Prospectus is, and on the applicable Option Closing Date will be, true, correct, and complete in all material respects, and does not, and on the applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.  Such Selling Shareholder confirms that the only information being supplied in writing expressly for use in the Registration Statement and Prospectus is the information contained under the caption “Principal and Selling Shareholders” (except for the percentages relating to ownership both prior to and after giving effect to the sale of the Option Shares) is accurate.

(i)            Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security with respect to the Common Stock, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(j)            There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Shareholders of the Option Shares.

(k)           The Selling Shareholders have not distributed and will not distribute, prior the later of (i) the expiration or termination of the option granted to the Underwriters and (ii) the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus or the Registration Statement or other materials, if any, permitted by the Securities Act.

(l)            Such Selling Shareholder is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which would have, individually or in the aggregate, a Material Adverse Effect and is not prompted to sell any of the Securities by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

(m)          Such Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 8(d) hereof, Underwriters’ Counsel, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3.             Purchase, Sale and Delivery of the Securities.

(a)           On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company at a price of $          per share of Common Stock, that number of Firm Shares set forth in Schedule A opposite the name of such Underwriter.

(b)           Payment of the purchase price and delivery of certificates for the Firm Shares shall be made at the offices of [Porter & Hedges, L.L.P., 1000 Main, 36th Floor, Houston, Texas 77002], or at such other place as shall be agreed upon by the Representative and the Company.  Such delivery and payment shall be made at 10:00 a.m. (New York City time) on                     , 2005, or at such other time and date as shall be agreed upon by the Representative and the Company, but not more than three business days after the foregoing date (such time and date of payment and delivery being herein called the “Closing Date”).  Delivery of the Firm Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Firm Shares being sold by the Company, to or upon the order of, the Company by wire transfer payable in same day funds to the accounts specified by the Company.  Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

(c)           In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholders hereby grant an option to the Underwriters to purchase all or any part of the Option Shares at the same purchase price per share as the Underwriters shall pay for the Firm Shares.  Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.  Said option may be exercised from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Shares as to which the several Underwriters are exercising the option and any Option Closing Date.  The number of the Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.  The maximum number of Option Shares to be sold by the Company and the Selling Shareholders is 412,500 shares and 412,500 shares, respectively.

(d)           If the option provided for in Section (c) hereof is exercised after the third business day prior to the Closing Date, the Company and the Selling Shareholders will deliver the Option Shares (at the expense of the Company) to the Representative at [Porter & Hedges, L.L.P., 1000 Main, 36th Floor, Houston, Texas 77002], on the date specified by the Representative which shall be within three business days after exercise of said option (each such date and time of payment and delivery being herein called an “Option Closing Date”), against payment by the several Underwriters through the Representative thereof to, or upon the order of, the Company and the Selling Shareholders by wire transfer payable in same day funds to the accounts specified by the Company and the Selling Shareholders.  Delivery of the Option Shares shall be made through facilities of The Depository Trust Company unless the Representative shall otherwise instruct.  Each Selling Shareholder shall deliver to the transfer agent and registrar of the Common Stock (the “Transfer Agent”) any certificates evidencing shares of Common Stock (to the extent that the Transfer Agent requires delivery of such certificates) necessary to cause the Transfer Agent to arrange for the delivery of the Option Shares in accordance with the provisions of this Section (d), authorize and instruct the Transfer Agent to cancel any such certificates and each Selling Shareholder shall authorize the Transfer Agent to arrange for the delivery of the Option Shares in accordance with the provisions of this Section 3(d).  If settlement for the Option Shares occurs after the Closing Date, the Company and the Selling Shareholders will deliver to the Representative on any settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.  Each Selling Shareholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Option Shares to be sold by such Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of such Selling Shareholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Shareholder hereunder and to hold such amounts for the account of such Selling Shareholder with the Custodian under the Custody Agreement.

4.             Public Offering of the Securities.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Covenants and Agreements of the Company.  The Company agrees with each of the several Underwriters that:

(a)           The Company will use its reasonable best efforts to cause the Registration Statement, if not effective at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and any amendment thereof, to become effective as promptly as possible.  Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to the Representative of such timely filing.  The Company will promptly advise the Representative (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or of any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)           If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act and the 1933 Act Regulations promulgated thereunder, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the 1933 Act and the 1933 Act Regulations promulgated thereunder, the Company promptly will (A) notify the Representative of any such event, (B) prepare and file with the Commission, subject to Section 5(a)(i), an amendment or supplement which will correct such statement or omission or effect such compliance and (C) supply any supplemented Prospectus to each of the Underwriters in such quantities as each such Underwriter may reasonably request.

(c)           The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the Effective Date, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction.  In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

(d)           As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the Effective Date occurs (90 days in the event that the end of such fiscal quarter is the end of the Company’s fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158 under the 1933 Act, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(e)           During a period of two years from the date hereof, the Company will furnish to its shareholders annual reports (including financial statements audited by independent public accountants) and will deliver to the Representative:

(1)           concurrently with furnishing the above-mentioned quarterly reports to its shareholders, statements of income of the Company for each quarter, in the form furnished to the Company’s shareholders and certified by the Company’s principal financial or accounting officer;

(2)           concurrently with furnishing the above-mentioned annual reports to its shareholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, shareholders’ equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants;

(3)           as soon as they are available, copies of all reports (financial or other) mailed to shareholders;

(4)           as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission or securities exchange on which any class of securities of the Company is listed; and

(5)           every press release and every news item or article of interest to the financial community in respect of the Company or its affiliates which was released and prepared by or on behalf of the Company.

Delivery to the Representative will be deemed to have been made to the extent the Company has filed the above-referenced materials (including those in Section 5(d) above) with the Commission.

(f)            For a period of one year from the Closing Date, the Company shall furnish to the Representative, at the Representative’s request and at the Company’s sole expense, on a quarterly basis (i) a readily available list of the securities positions of participants in the Depository Trust Company in the Common Stock and (ii) as provided from the transfer agent to the Company, a list of holders of all of the Company’s securities.

(g)           The Company will furnish to the Representative and Underwriters’ Counsel, without charge, at such place as the Representative may designate, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act and the 1933 Act Regulations promulgated thereunder, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request.

(h)           At the Execution Time, the Underwriter shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons or entities listed on Schedule D hereto (the “Lock-Up Agreements”).  On or before the Closing Date, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate stop transfer orders on the Company’s ledgers, subject to the terms and conditions of the Lock-Up Agreements.

(i)            The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the Representative for a period of 120 days (“Lock Up Period”) after the Execution Date (as defined herein).  The foregoing restriction will not apply to the filing of a registration statement on

Form S-8 under the Securities Act to register securities issuable under the Company’s existing employee benefit plans, issuance of Common Stock upon exercise of an existing option or warrant or conversion of existing preferred stock, or the Company’s granting of awards pursuant to the Company’s existing employee benefit plans.

(j)            Prior to the completion of the distribution of the Securities by the Underwriters, neither the Company nor any of its officers or directors nor any of their respective affiliates (within the meaning of the Exchange Act) will take, and will use their reasonable best efforts to prevent any 5% shareholder from taking, directly or indirectly, any action designed to, or which might in the future reasonably be expected to, cause or result in, under the Exchange Act and the rules and regulations thereunder or otherwise, stabilization or manipulation of the price of the Common Stock or any other reference security with respect to the Common Stock, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and will use reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M in connection with the distribution of the Securities.

(k)           The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under “Use of Proceeds” in the Prospectus.  Except as described in the Prospectus, no portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

(l)            The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the 1933 Act, the Exchange Act and the rules and regulations promulgated thereunder and all such reports, forms and documents filed will comply as to form and substance in all material respects with the applicable requirements under the 1933 Act, the Exchange Act and the rules and regulations promulgated thereunder.

(m)          The Company shall cause the Securities to be listed, subject to notice of issuance, on the American Stock Exchange and shall use its reasonable best efforts to maintain the listing of the Common Stock by the American Stock Exchange for so long as shares of Common Stock are listed on the American Stock Exchange.

6.             Covenants and Agreements of the Selling Shareholders.  Each Selling Shareholder agrees with each of the several Underwriters that:

(a)           The Selling Shareholders shall not, during the Lock-Up Period, without the prior written consent of the Representative, (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for any shares of the Common Stock, (ii) enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any of these transactions are to be settled by delivery of the Common Stock or other securities, or (iii) publicly disclose, unless required by law, the intention to make any offer, sale, pledge or disposition or enter into any transaction, swap, hedge or other arrangement.  The foregoing sentence shall not apply to (A) the transfer of any shares of Common Stock pursuant to a tender offer, exchange offer, merger, business combination or similar transaction that will result in the holders of the Common Stock outstanding immediately prior to such transaction failing to continue to represent at least 50% percent of the combined voting power of the Common Stock or such surviving or other entity outstanding immediately after such transaction; (B) the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect); (C) the sale by each of the spouses of the Company’s directors of up to an aggregate of 25,000 shares of Common Stock, owned by such spouse, after the 30-day post-offering stabilization period following the closing of the offering; (D) the delivery by any of the Selling Shareholders (or such Selling Shareholder’s spouse) of Common Stock in fulfillment of the over allotment option referred to in the Registration Statement; (E) the repurchase by the Company from its directors of stock purchase warrants as contemplated by the Registration Statement; (F) any shares of Common Stock issued, or options to purchase Common Stock granted, or transfers to the Company of existing shares of common stock in connection with a “cashless exercise” of options, in accordance with the terms contained in the current stock option plans of the Company; (G) the issuance by the Company of Common Stock upon the conversion or exercise of outstanding securities of the Company exercisable or convertible into shares of Common Stock; (H) the transfer to any trust for the benefit of the undersigned or the undersigned’s immediate family; (I) the transfer by will or intestacy to the undersigned’s legal representative, heir, or legatee.  Notwithstanding the foregoing, if (i) the Company issues an earnings release or announces material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the lock-up restrictions shall continue to apply until the expiration of a 17-day period beginning on the issuance of the earnings release, the announcement of material news, or the occurrence of a material event.  In addition, the Lock-Up Period shall expire on December 1, 2005 if the transactions contemplated by this Agreement are not consummated on or before such date.

(b)           Prior to the completion of the distribution of the Securities by the Underwriters, such Selling Shareholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in under the Exchange Act and the rules and regulations thereunder or otherwise stabilization or manipulation of the price of the Common Stock or any other reference security with respect to the Common Stock, whether to facilitate the sale or resale of the Securities or otherwise, and such Selling Shareholder will, and will use reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M in connection with the distribution of the Securities.

(c)           Such Selling Shareholder will deliver to the Representative prior to the each Option Closing Date, if any, a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if such Selling Shareholder is a United States Person).

7.             Payment of Expenses.  The Company will pay all costs and expenses in connection with the proposed public offering of the Securities, including, but not limited to the following:  fees and expenses of filing with the NASD and the Commission, printing and duplicating costs, all postage and mailing expenses with respect to the transmission of prospectuses, registrar, warrant and transfer agent fees, “road show” travel related expenses for Company personnel, its own counsel and accounting fees, costs of independent due diligence investigations (not to exceed $5,000), bound volumes, issue and transfer taxes, if any, “blue sky” filing fees, “blue sky” and NASD counsel fees and expenses and fees and expenses incurred in connection with the listing of the Securities on the American Stock Exchange.  It is agreed that Underwriters’ Counsel shall perform the required blue-sky legal services, if necessary.  The Representative is authorized upon consummation of the proposed offering to place customary “tombstone” advertisements in publications of its choice at its expense.

8.             Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder shall be subject to (A) the continuing accuracy of the representations and warranties of the Company herein, as of the date hereof and as of the Closing Date as if such representations and warranties had been made on and as of the Closing Date, (B) the continuing accuracy of the representations and warranties of the Company and each Selling Shareholder herein, as of the date hereof and as of any Option Closing Date, as if such representations and warranties had been made on and as of the Option Closing Date, (C)  the accuracy on and as of the Closing Date or any Option Closing Date, of the statements of the officers of the Company made pursuant to the provisions hereof, (D) the performance by (i) the Company on and as of the Closing Date and (ii) the Company and each Selling Shareholder on and as of any Option Closing Date, of its or his covenants and obligations hereunder, (E) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, and (F) the following further conditions:

(a)           If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM New York City time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative’s reasonable opinion, after consultation with legal counsel, is material or omits to state a fact which, in the Representative’s opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative’s opinion, is material, or omits to state a fact which, in the Representative’s opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)                                  On or prior to the Closing Date, the Representative shall have received from Underwriters’ Counsel, such opinions or statements with respect to the organization of the Company, the validity of the Securities, the compliance as to form of the Registration Statement, and the Prospectus with the requirements of the 1933 Act and the 1933 Act Regulations promulgated thereunder, and other related matters as the Representative requests.  Underwriters’ Counsel shall have received such papers and information as it requests to enable it to pass upon such matters.

(d)                                 At the Closing Date and, if applicable, the Option Closing Date, the Underwriters shall have received the favorable opinion of Haynes and Boone, L.L.P., counsel to the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters’ Counsel, to the effect set forth in Exhibit B hereto with such qualifications and explanatory notes thereto as Underwriters’ Counsel may reasonably accept.

(e)                                  At any Option Closing Date, the Underwriters shall have received the favorable opinion of Haynes and Boone, L.L.P., dated such Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters’ Counsel, confirming, as of such Option Closing Date, the statements made by Haynes and Boone, L.L.P. in its opinion delivered on such Closing Date.

(f)                                    Prior to each of the Closing Date and any Option Closing Date, other than as set forth in the Registration Statement or Prospectus, (i) there shall have been no adverse change nor development involving a prospective adverse change in the condition, financial or otherwise, prospects, shareholders’ equity or the business activities of the Company and any of its Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of its Subsidiaries, from the latest date as of which the financial condition of the Company and its Subsidiaries, taken as a whole, is set forth in the Registration Statement and Prospectus which is adverse to the Company and its Subsidiaries, taken as a whole; (iii) neither the Company or any of its Subsidiaries, shall be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) since the date of the Prospectus, neither the Company nor any of its Subsidiaries shall have issued any securities (other than the Securities); (v) since the date of the Prospectus and except as in accordance with the conversion of the Company’s 8½% Senior Convertible Preferred Stock, neither the Company nor any of its Subsidiaries shall have declared or paid any dividend or made any distribution in respect of its capital stock of any class; (vi) since the date of the Prospectus, there shall have been no change in the capital stock of the Company, or any material change in the debt (long or short term) or liabilities or obligations of the Company or any of its Subsidiaries (contingent or otherwise); (vii) since the date of the Prospectus, no amount of the assets of the Company or any of its Subsidiaries shall have been pledged or mortgaged; (viii) no actions, suits or proceedings, at law or in equity, shall have been pending or, to the best knowledge of the Company, threatened (or circumstances giving rise to same) against the Company or any of its Subsidiaries, or affecting any of its properties or business, before or by any court or federal, state or foreign commission, board or other administrative agency wherein unfavorable decisions, rulings or findings may have, individually or in the aggregate, a Material Adverse Effect; and (ix) no stop order shall have been issued under the 1933 Act and no proceedings therefor shall have been initiated or, to the best knowledge of the Company, threatened or contemplated by the Commission.

(g)                                 At each of the Closing Date and any Option Closing Date, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the principal financial officer of the Company, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that each such person has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

(i)                                                   the representations and warranties of the Company in this Agreement are true and correct in all respects as if made on and as of such Closing Date or Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

(ii)                                                no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person’s knowledge, after due inquiry, are contemplated or threatened;

(iii)                                             the Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus nor any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(iv)                                            since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business, prospects or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(h)                                 On any Option Closing Date, the Representative shall receive a written certificate executed by each Selling Shareholder, dated as of such Option Closing Date, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct in all respects as if made on and as of such Option Closing Date and such Selling Shareholder has complied with all the agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Option Closing Date.

(i)                                     On the date hereof, the Company and the Selling Shareholders shall have furnished for review by the Representative (a) copies of the Custody Agreements and Powers of Attorney and (b) such information, certificates and documents as the Representative may reasonably request.

(j)                                     The Company shall have requested and caused Lane Gorman Trubitt, LLP to have furnished to the Representative letters, at the Execution Time, the Closing Date and Option Closing Date, as the case may be, dated respectively as of the Execution Time, the Closing Date and Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(k)                                  On each of the Closing Date any Option Closing Date, there shall have been duly tendered to the Representative for the several Underwriters’ accounts the appropriate number of Securities.

(l)                                     No order suspending the sale of the Securities in any jurisdiction designated by the Representative pursuant to subsection (c) of Section 4 hereof shall have been issued on either the Closing Date or any Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

(m)                               At the Closing Date, the Securities shall have been approved for listing, and admitted to trading, on the American Stock Exchange, subject only to official notice of issuance.

(n)                                 On the Closing Date and Option Closing Date, if applicable, Wayne A. Whitener shall be the then current and acting President and Chief Executive Officer of the Company.

(o)                                 If required under its regulations, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(p)                                 On or prior to the date of this Agreement, each of the individuals identified on Schedule D, shall have executed and delivered to the Representative an agreement substantially in the form of Exhibit A hereto; such agreements shall not have been amended or revoked; and such agreements shall be in full force and effect.

(q)                                 Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 8, if not otherwise qualified as to materiality, shall not have been fulfilled in all material respects, and if otherwise qualified as to materiality, shall not have been fulfilled in all respects, when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement, if not otherwise qualified as to materiality shall not be in all material respects, and if otherwise qualified as to materiality shall not be, reasonably satisfactory in form and substance to the Representative and Underwriters’ Counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered at the offices of [Porter & Hedges, L.L.P., 1000 Main, 36th Floor, Houston, Texas 77002], on the Closing Date.

9.                                       Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 13 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all of its reasonable and accountable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

10.                                 Indemnification and Contribution.

(a)                                  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter by the Company in Section 10(a) above, but only with reference to the information contained under the caption “Principal and Selling Shareholders” (except for the percentages relating to the ownership both prior to and after giving effect to the sale of the Option Shares furnished by or on behalf of such Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that the liability, of a Selling Shareholder pursuant to this subsection (b) hereof shall not exceed the product of the number of Option Shares sold by such Selling Shareholder, and the public offering price set forth in the table on the front cover of the Prospectus (after deducting expenses).  This indemnity agreement will be in addition to any liability which any Selling Shareholder may otherwise have.

(c)                                  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act and the Selling Shareholders to the same extent as the foregoing indemnities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and the Selling Shareholders acknowledge that the statements set forth under the heading “Underwriting”, (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Prospectus or the Registration Statement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Prospectus or the Registration Statement.

(d)                                 Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)                                  In the event that the indemnity provided in paragraphs (a), (b) or (c) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholders, and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Selling Shareholders, and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder and the Selling Shareholders shall not be responsible for any amount in excess of the product of the number of Option Shares sold by such Selling Shareholder, and the public offering price set forth in the table on the front cover of the Prospectus (after deducting expenses).  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Shareholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, the benefits received by the Selling Shareholders shall be deemed to be equal to the product of the number of Option Shares sold by such Selling Shareholder, and the public offering price set forth in the table on the front cover of the Prospectus (after deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection 10 (e).

11.                                 Representations and Indemnities to Survive Delivery.  All representations, warranties, agreements, indemnities and other statements of the Company or its officers, the Selling Shareholders and of the Underwriters, contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements as of the Closing Date and as of any Option Closing Date, as the case may be, and such representations, warranties and agreements and the indemnity agreements contained in Section 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, Selling Shareholder, the Company or any controlling person of any Underwriter or the Company, and shall survive the termination of this Agreement or the issuance, sale and delivery of the Securities to the Underwriters and the Representative, as the case may be.

12.                                 Effective Date.  This Agreement shall become effective upon the later of when (i) the Underwriters and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement.  If either the public offering price or the purchase price per Security has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided.  Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Representative or by the Representative by notifying the Company.  Notwithstanding the foregoing, the provisions of this Section 12 and of Section 7 hereof shall at all times be in full force and effect.

13.                                 Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any securities of the Company shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on any of such exchanges or by such system or by order of the Commission, the NASD or any governmental authority, (ii) the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it impracticable or inadvisable to proceed with the delivery of the Securities, (iii) a banking moratorium shall have been declared either by federal or New York state authorities, (iv) any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion, will in the immediate future materially adversely disrupt, the financial markets, (v) any material adverse change in the financial markets shall have occurred, or (vi) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus.

If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by the Representative as provided in Section 12 hereof or (ii) Section 14 or 15 hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

14.                                 Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule A hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 14, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

15.                                 Default by the Company.  If the Company shall fail on the Closing Date or on any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may, at the Representative’s option, by notice from the Representative to the Company, terminate the Underwriters’ obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Sections 7 and 10 hereof.  No action taken pursuant to this Section 15 shall relieve the Company from liability, if any, in respect of such default.

16.                                 Notices.  All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Oppenheimer & Co. Inc., 125 Broad Street, New York, New York 10004, Attention: Henry P. Williams, (Facsimile Number: (212) 425-2028), with a copy to Porter & Hedges, L.L.P., 1000 Main, 36th Floor, Houston, Texas 77002, Attention: Robert G. Reedy (Facsimile Number:  (713) 226-6274).  Notices to the Company shall be directed to the Company at TGC Industries, Inc., 1304 Summit, Suite 2, Plano, Texas 75074, Attention:  Wayne A. Whitener, (Facsimile Number:  (972) 424-3943), with a copy to Haynes and Boone, L.L.P., 201 Main Street, Suite 2900, Forth Worth, Texas 76102, Attention:  Rice M. Tilley, Jr. (Facsimile Number:  (817) 347-6650).

17.                                 Parties.  This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company, the Selling Shareholders and the controlling persons, directors and officers referred to in Section 10 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

18.                                 Applicable Law.  This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of New York.  Each of the parties irrevocably submits to the exclusive jurisdiction of the state and federal courts of competent jurisdiction sitting in New York City and waives any objection to venue in such courts.

19.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same agreement.

20.                                 Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.                                 Entire Agreement; Amendments.  This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended except in a writing, signed by the Representative and the Company.

If the foregoing correctly sets forth the understanding between the Underwriters, the Company and the Selling Shareholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

TGC INDUSTRIES, INC.

By:
Wayne A. Whitener
President and Chief Executive Officer

SELLING SHAREHOLDERS:

William J. Barrett

Edward L. Flynn

Herbert M. Gardner

William C. Hurtt, Jr.

Allen T. McInnes

Wayne A. Whitener

Confirmed and accepted as of
the date first above written.

OPPENHEIMER & CO. INC.

For itself and as Representative
of the several Underwriters named
in Schedule A hereto.

By:
Name:
Title:

SCHEDULE A

No. of Securities
to be Purchased

Oppenheimer & Co. Inc.	[ ]

Sanders Morris Harris Inc.	[ ]

TOTAL:

A-1

SCHEDULE B

Selling Shareholders

William J. Barrett

Edward L. Flynn

Allen T. McInnes

William C. Hurtt, Jr.

Herbert M. Gardner

Wayne A. Whitener

B-1

SCHEDULE C

Subsidiaries

Name	Jurisdiction

Tidelands Geophysical Co., Inc.	Texas

Exploration Surveys, Inc.	Texas

C-1

SCHEDULE D

List of Person Subject to the Lock-Up

William J. Barrett

Edward L. Flynn

Allen T. McInnes

William C. Hurtt, Jr.

Herbert M. Gardner

Kenneth W. Uselton

Wayne A. Whitener

Daniel G. Winn

D-1

EXHIBIT A

[Form of Lock-Up]

A-1

EXHIBIT B

FORM OF OPINION OF COUNSEL

(HAYNES AND BOONE, L.L.P.)